OCZ Technology Group Reports Fiscal 2011 Fourth Quarter and Year-End Results

Fiscal Q4 Revenue Increased Year over Year by nearly 100% to a Record $64.6 Million;

SSD Sales Increased 380% to $58.2 Million

SAN JOSE, Calif., May 3, 2011 (GLOBE NEWSWIRE) -- OCZ Technology Group, Inc. (Nasdaq: OCZ), a leading provider of high-performance solid-state drives (SSDs) for computing devices and systems, reports its fourth quarter (Q4’11) and year-end results for the fiscal year 2011, which ended on February 28, 2011.

Financial Highlights

•	Fiscal fourth quarter 2011 SSD revenue increased by 380% year over year to $58.2 million compared to $12.1 million in fourth quarter 2010, representing 90% of net revenue

•	Reported second sequential quarter of non-GAAP operating profit

•	Fiscal year 2011 revenue of $190.1 million increased 32% over fiscal year 2010 with SSD revenue increasing by 206% to $133.2 million compared to $43.5 million in fiscal year 2010

•	Strong global SSD demand with EMEA SSD sales of $30.9 million in the fiscal fourth quarter of 2011, up 768% from $3.6 million in fourth quarter 2010

•	Company raised $34 million during fiscal year 2011, and recently received approximately $94 million in net proceeds from the April public follow-on offering

Net revenue in Q4'11 was a record $64.6 million, and increased nearly 100% compared with revenue of $32.4 million reported in Q4'10, and increased 21% compared with the $53.2 million reported in Q3'11. For fiscal year 2011, revenue was $190.1 million, an increase of 32% from the $144.0 million reported for fiscal year 2010.

SSD revenues reached a record $58.2 million in Q4'11, an increase of 380% over Q4'10 SSD revenues of $12.1 million, and a 40% increase sequentially over Q3'11 SSD revenues of $41.5 million. For the fiscal year 2011, SSD revenues increased over 200% to $133.2 million, compared to fiscal year 2010 SSD revenues of $43.5 million.

“Fiscal 2011 was a transformational year for OCZ.   We discontinued our unprofitable DRAM module products in order to focus on SSDs, began shipments to our first Tier 1 OEM, and achieved our second sequential quarter of positive non-GAAP operating income,” said Ryan Petersen, CEO of OCZ Technology.  “We have been focused on building the OEM and enterprise segments of our business ,the recent public follow-on offering added about $94 million to our cash position and will provide important support for this growing base of customers.”

Petersen added, “Looking forward into fiscal 2012, we expect that our recent acquisition of Indilinx will expand our market opportunities, positively impact gross margins as our controller technology is vertically integrated into our product portfolio, and accelerate our development of next generation SSD products.”

Reporting on a GAAP basis, which includes certain items related to the accelerated discontinuation of the Company's DRAM products, the acquisition of certain intellectual property, changes in warrant derivative valuation, and other non cash charges, GAAP operating loss for Q4'11 was $0.5 million compared to GAAP operating loss of $6.0 million in Q4'10. Non-GAAP operating profit for Q4’11 was $0.1 million and includes an operating loss of $1.7 million associated with the discontinued memory products in Q4'11 compared to a non-GAAP operating loss of $3.8 million in Q4’10.

GAAP net loss for Q4'11 was $9.3 million or $0.27 loss per share compared to a GAAP net loss of $6.5 million or $0.31 loss per share in Q4'10. GAAP net loss for fiscal year 2011 was $30.0 million or $1.05 loss per share. This compares to a GAAP net loss of $13.5 million or $0.64 loss per share in fiscal year 2010.

Non-GAAP net loss for Q4'11 was $0.8 million, or $0.02 loss per share and includes a net loss of $1.8 million associated with the discontinued memory products in Q4’11 as compared to non-GAAP net loss for Q4'10 of $4.3 million, or $0.20 loss per share.  A reconciliation between GAAP and non-GAAP information is contained in the tables below.

Recent Business Highlights:

•	Acquired Indilinx Co., Ltd, a privately-held fabless provider of SSD controllers and firmware, making OCZ one of only a few SSD manufacturers with captive controller production

•	Began shipping mass production quantities of Vertex 3 family of SSDs, which are rated at up to 75K 4K random write IOPS and utilize the newest 2xnm synchronous mode MLC NAND Flash

•	Introduced the Z-Drive R3 PCI-Express SSD solution for enterprise and OEM, which utilize OCZ’s proprietary Virtualized Controller Architecture (VCA) technology

•	Introduced the Helios Family of SAS 6GBPs enterprise Class SSDs, which utilize our proprietary VCA architecture, and achieves a new capacity benchmark of 1TB in a standard format SSD

•
Launched the VeloDrive PCI-Express SSD, which is designed to meet the needs of Storage Architects, providing unparalleled versatility and simplified integration while optimizing high-performance computing and storage applications

•
Received numerous accolades and media reviews for the Vertex 3 and RevoDrive X2 line of SSDs, including Maximum PC’s SSD showdown where the Vertex 3 beat competing drives and received the publication’s top honor

Revenue Information:

To help investors better understand OCZ's historical revenue trends, including geographic revenue by delivery location and its rapid product transition from high performance memory into SSDs, additional revenue information is shown in the chart below.

Quarterly Net Revenue by product groups and by major geographic area  ($000)'s (Unaudited):

	1QFY10	2QFY10	3QFY10	4QFY10	1QFY11	2QFY11	3QFY11	4QFY11
Product Groups
SSD	10,485	11,146	9,756	12,123	13,349	20,187	41,471	58,195
Memory	17,363	17,342	21,281	15,529	15,032	12,605	6,261	1,956
Other	7,923	9,307	6,987	4,717	5,902	5,253	5,490	4,415
Total	$35,771	$37,795	$38,024	$32,369	$34,283	$38,045	$53,222	$64,566

Major Geo Areas
USA	14,887	13,645	18,716	15,241	16,623	16,955	15,195	18,719
Canada	1,662	2,146	1,503	2,357	2,010	2,105	2,563	3,126
North America	16,549	15,791	20,219	17,597	18,633	19,060	17,758	21,845

EMEA	13,478	15,870	15,267	11,920	12,209	14,500	30,315	34,250
ROW	5,744	6,134	2,538	2,852	3,441	4,485	5,149	8,471
Total	$35,771	$37,795	$38,024	$32,369	$34,283	$38,045	$53,222	$64,566

Business Outlook:

•	OCZ expects revenue for fiscal year 2012, ending February 28, 2012, to be in the range of $300−$330 million, an increase of approximately 60%−75% from the $190 million reported in fiscal year 2011

•
As a result of the Indilinx acquisition that closed on March 28, 2011, OCZ expects its gross margin to increase by 2%−4% within 12 months due to integration of Indilinx controllers into a greater range of OCZ products as well as increased sales of controller products

•	OCZ expects that the additional working capital raised in the April public follow-on offering will contribute to improved profitability and support increased OEM Sales

•	OCZ plans to continue to invest in its R&D and Marketing efforts in order to further build upon its leadership position

•	Long term, non-GAAP model of gross margins of 28%-32% and operating income of 13%-17%

Conference Call:

OCZ will host its fiscal 2011 fourth quarter and fiscal year conference call for the period ended February 28, 2011 at 5:00pm ET (2:00pm PT), on May 3, 2011. Ryan Petersen, CEO, and Arthur Knapp, CFO, will discuss the company's performance on the call.

All interested parties can join the call by dialing (877) 372-0867 or (253) 237-1170. Please call-in 15 minutes prior to the call to secure a line. The conference call will be archived for replay until June 3, 2011. To access the archived conference call, please dial (800) 642-1687 or (706) 645-9291 and enter replay passcode 62639319. A live audio webcast of the conference call will be available by visiting the investor relations events conference call section of the OCZ website at www.ocztechnology.com. Please connect at least 15 minutes prior to the conference call to ensure adequate time for connection. The webcast will be archived for replay until June 3, 2011.

About OCZ Technology Group, Inc.

Founded in 2002, San Jose, CA-based OCZ Technology Group, Inc. (OCZ), is a leader in the design, manufacturing, and distribution of high performance and reliable Solid-State Drives (SSDs) and premium computer components. OCZ has built on its expertise in high-speed memory to become a leader in the SSD market, a technology that competes with traditional rotating magnetic hard disk drives (HDDs). SSDs are faster, more reliable, generate less heat and use significantly less power than the HDDs used in the majority of computers today. In addition to SSD technology, OCZ also offers high performance components for computing devices and systems, including enterprise-class power management products as well as leading-edge computer gaming solutions. For more information, please visit: www.ocztechnology.com.

Forward-Looking Statements

Certain statements in this release relate to future events and expectations and as such constitute forward-looking statements involving known and unknown factors that may cause actual results of OCZ Technology Group, Inc. to be different from those expressed or implied in the forward-looking statements. In this context, words such as "will," "would," "expect," "anticipate," "should" or other similar words and phrases often identify forward-looking statements made on behalf of OCZ. It is important to note that actual results of OCZ may differ materially from those described or implied in such forward-looking statements based on a number of factors and uncertainties, including, but not limited to, market acceptance of OCZ's products and OCZ's ability to continually develop enhanced products; adverse changes both in the general macro-economic environment as well as in the industries OCZ serves, including computer manufacturing, traditional and online retailers, information storage, internet search and content providers and computer system integrators; OCZ's ability to efficiently manage material and inventory, including integrated circuit chip costs and freight costs; and OCZ's ability to generate cash from operations, secure external funding for its operations and manage its liquidity needs. Other general economic, business and financing conditions and factors are described in more detail in "Risk Factors" in OCZ's Prospectus filed with the SEC on April 8, 2011 and statements made in other subsequent filings. The filings are available both at www.sec.gov as well as via OCZ's website at www.ocztechnology.com. OCZ does not undertake to update its forward-looking statements.

Non-GAAP Financial Measures

OCZ provides Non-GAAP operating income as well as EBITDA and Adjusted EBITDA as supplemental non-GAAP financial measures to its investors as a complement to net income/loss. An explanation and reconciliation of Non-GAAP operating income, EBITDA and Adjusted EBITDA to net income/loss is set forth below. OCZ believes that providing Non-GAAP operating income, EBITDA and Adjusted EBITDA, non-GAAP measures, to its investors, in addition to corresponding income statement measures, provides investors the benefit of viewing OCZ's performance using financial metrics that the management team use in making many key decisions and understanding how OCZ's "core operating performance" and its results of operations may look in the future. OCZ believes that providing this information allows OCZ's investors greater transparency and a better understanding of OCZ's core financial performance. Non-GAAP operating income, EBITDA and Adjusted EBITDA are not in accordance with or an alternative for, generally accepted accounting principles in the United States of America. Non-GAAP measures should not be considered in isolation from or as a substitute for financial information presented in accordance with generally accepted accounting principles, and may be different from non-GAAP measures used by other companies.

Calculation of EBITDA, Adjusted EBITDA and Non-GAAP Operating Income

EBITDA is calculated as net income/loss excluding the impact of taxes, net interest income/expense and depreciation and amortization. Adjusted EBITDA is calculated as net income/loss excluding the impact of taxes, net interest income/expense, depreciation and amortization, as well as inventory adjustments for discontinued products, severance cost, goodwill and intangible impairment, non-cash charges related to stock options and warrants, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below.  Non-GAAP operating income is calculated as net income/loss excluding the impact of taxes, net interest income/expense, as well as inventory adjustments for discontinued products, severance cost, goodwill and intangible impairment, non-cash charges related to stock options and warrants, and certain other one-time charges and credits specifically identified in the non-GAAP reconciliation schedules set forth below.  OCZ uses Non-GAAP operating income, EBITDA and Adjusted EBITDA in evaluating OCZ's historical and prospective cash usage, as well as its cash usage relative to its competitors. Specifically, management uses these non-GAAP measures to further understand and analyze the cash used in/generated from OCZ's core operations. OCZ believes that by excluding these non-cash and non-recurring charges, more accurate expectations of its future cash needs can be assessed in addition to providing a better understanding of the actual cash used in or generated from core operations for the periods presented. OCZ further believes that providing this information allows OCZ's investors greater transparency and a better understanding of OCZ's core financial results.

Investor Relations Contact:
OCZ Technology Group, Inc.
Bonnie Mott, Investor Relations Manager
408-440-3428
bmott@ocztechnology.com

OCZ Technology Group, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures (Unaudited)
($ in thousands, except per share data)

	Three Months Ended February 28,
		2011				2010
	GAAP	Adj		non-GAAP	GAAP	Adj		non-GAAP

Net revenues	$64,566	$153	(a)	$64,719	$32,369			$32,369
Cost of revenues	53,857	-		53,857	30,126	(919)	(e)	29,207
Gross profit	10,709			10,862	2,243			3,162

Gross margin %	16.6%			16.8%	6.9%			9.8%

Operating expenses	11,163	(429)	(b)	10,734	8,238	(1,296)	(f)	6,942

Operating income (loss)	(454)			128	(5,995)			(3,780)

Financing costs/other	(2,111)	1,213	(c)	(898)	(510)	-		(510)
Warrant fair value adjustment	(6,687)	6,687	(d)	-	-

Pre-Tax	(9,252)			(770)	(6,505)			(4,290)

Income tax expense	-			-	-			-
Net income (loss)	$(9,252)			$(770)	$(6,505)			$(4,290)

Net income (loss) per share:	$(0.27)			$(0.02)	$(0.31)			$(0.20)

Weighted Shares Outstanding	34,800			34,800	21,300			21,300

Calculation of EBITDA and adjusted EBITDA:	Three Months Ended February 28, 2011				Three Months Ended February 28, 2010

				As Adjusted				As Adjusted
Net income (loss)	$(9,252)			$(770)	$(6,505)			$(4,290)

Income taxes	-			-	-			-
Financing costs/other	2,111			898	510			510
Depreciation and amortization	309			309	265			265

EBITDA	$(6,832)			$437	$(5,730)			$(3,515)

Computational Notes:

(a) Abnormal level of rebates on liquidation sales of certain DRAM module products

(b) Stock based compensation ($404) + amort. of intangibles ($18) + Indilinx acq. costs ($7)

(c) Non-cash write-off of Notes Receivable and Investment from sale of the NIA product line ($1,043)
+ termination fee for factoring company due to the new SVB loan agreement ($170)

(d) Non-cash costs for revaluation of warrants issued in connection with equity financing

(e) Inventory adjustments for discontinued products

(f) Stock based compensation ($198) + amortization of intangibles ($28) + Goodwill write-off on Hypersonic PC product line ($911)
+ Fundraising and other non-recurring costs ($159)

OCZ Technology Group, Inc.
Consolidated Statements of Operations
(In thousands, except per share amount)

	Three Months Ended		Year Ended
	February 28,		February 28,
	unaudited		unaudited	audited
	2011	2010	2011	2010

Net revenues	$64,566	$32,369	$190,116	$143,959
Cost of revenues	53,857	30,126	165,962	125,303
Gross profit	10,709	2,243	24,154	18,656

Sales and marketing	4,130	2,521	15,270	10,249
Research and development	2,505	1,309	7,677	5,331
General, administrative and operations	4,528	3,497	18,207	14,711
Impairment of goodwill and intangible assets	-	911	-	911
Total operating expenses	11,163	8,238	41,154	31,202

Operating income (loss)	(454)	(5,995)	(17,000)	(12,546)

Other income (expense) - net	(956)	58	(1,068)	727
Interest and financing costs	(1,155)	(568)	(3,174)	(1,716)
Adjustment to the fair value of common stock warrants	(6,687)	-	(7,924)	-
Income (loss) before income taxes	(9,252)	(6,505)	(29,166)	(13,535)
Income tax expense (benefit)			861	(1)
Net loss	$(9,252)	$(6,505)	$(30,027)	$(13,534)

Net loss per share:
Basic	$(0.27)	$(0.31)	$(1.05)	$(0.64)
Diluted	$(0.27)	$(0.31)	$(1.05)	$(0.64)

Shares used in net loss per share computation:
Basic	34,800	21,300	28,700	21,300
Diluted	34,800	21,300	28,700	21,300

OCZ Technology Group, Inc.
Consolidated Balance Sheets
($ in thousands)

	February 28, 2011	February 28, 2010

ASSETS
Current Assets:
Cash and cash equivalents	$17,514	$1,224
Restricted cash	1,300	-
Accounts receivable, net of allowances of $2,881 and $2,853	31,687	20,380
Inventory, net	22,798	9,846
Note receivable	-	375
Deferred tax asset, net	-	836
Prepaid expenses and other assets	2,875	1,811
Total current assets	76,174	34,472
Property and equipment, net	3,046	2,629
Intangible assets	18	88
Goodwill	9,989	9,954
Investment	-	668
Other assets	42	38
Total assets	$89,269	$47,849

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Loans payable	$20,011	$10,354
Note payable	-	500
Accounts payable	40,645	26,318
Accrued and other liabilities	6,137	4,389
Total current liabilities	66,793	41,561

Common stock warrant liability	9,417	-

Total liabilities	76,210	41,561

Commitments and contingencies	-	-

Stockholders' equity:
Preferred stock, $0.0025 par value; 20,000,000 shares authorized; 0 and 60,990 shares issued and outstanding as of February 28, 2011 and 2010	-	-
Common stock, $0.0025 par value; 120,000,000 shares authorized; 35,401,908 and 21,278,643 shares issued and outstanding as of February 28, 2011 and 2010	88	53
Additional paid-in capital	68,749	31,862
Accumulated translation adjustment	(288)	(164)
Accumulated deficit	(55,490)	(25,463)
Total stockholders' equity	13,059	6,288
Total liabilities and stockholders' equity	$89,269	$47,849

OCZ Technology Group, Inc.
Consolidated Statements of Cash Flow
(in thousands)

	Year Ended February 28,
	2011	2010

Cash flows from operating activities:
Net loss	$(30,027)	$(13,534)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of property and equipment	1,116	1,009
Amortization of intangibles	70	111
Impairment of goodwill and intangible assets	-	911
Bad debt expense	1,260	644
Stock-based compensation	1,028	663
Fair value adjustment of common stock warrants	7,924	-
Deferred income taxes	836	-
Non-cash write off of leasehold improvements	-	104
Loss (gain) on disposition of product line	1,043	(668)
Non-cash inventory reserve	3,146	-
Non-cash asset acquisition	644	-
Changes in operating assets and liabilities:
Accounts receivable	(12,567)	2,971
Inventory	(16,098)	6,566
Prepaid expenses and other assets	(1,064)	301
Accounts payable	14,327	924
Accrued and other liabilities	1,748	638
Net cash (used in) provided by operating activities	(26,614)	640

Cash flows from investing activities:
Purchases of property and equipment	(1,533)	(887)
(Increase) decrease in deposits	(4)	50
Asset acquisition earn out payments	(35)	(454)
Net cash used in investing activities	(1,572)	(1,291)

Cash flows from financing activities:
Issuance of common stock	34,749	7
Issurance of preferred stock	-	281
Proceeds from employee stock programs	1,013	-
Proceeds from exercise of warrants for common shares	981	-
Proceeds from bank loan, net	9,657	919
Restricted cash for letters of credit	(1,300)	-
(Repayment) increase of shareholder loan	(500)	500
Repayment of notes payable	-	(200)
Net cash provided by financing activities	44,600	1,507

Effect of foreign exchange rate changes on cash and cash equivalents	(124)	(52)
Net increase (decrease) in cash and cash equivalents	16,290	804
Cash and cash equivalents at beginning of period	1,224	420
Cash and cash equivalents at end of period	$17,514	$1,224

Supplemental disclosures:
Interest paid	$1,286	$823
Income taxes paid	$25	$-